                                                   Exhibit 10.8

                                     [LETTERHEAD]

August 25, 1994

Robert J. Israel, M.D.
26 Rossmore Terrace
Livingston, NJ 07039

Dear Bob,

This letter is to confirm our offer to you of the position of Vice President of Medical Affairs with Progenics Pharmaceuticals, Inc. This professional position includes the following compensation and benefits package:

STARTING SALARY: $6,875.00 semi-monthly.

ON HIRE BONUS: $10,000.00, which will be paid to you on your starting date. Please see the enclosed On Hire Bonus Agreement for terms and conditions.

EQUITY PARTICIPATION: You will be granted an option to purchase 75,000 shares of Progenics Common Stock at $4.00 per share pursuant to the terms of Progenics' 1993 Stock Option Plan. The shares subject to option shall vest ratably over five years beginning at the end of your first year of employment. The options terminate at the end of ten years from the date your employment commences and will otherwise be subject to the terms of the Company's 1993 Stock Option Plan. You will receive an option certificate setting forth the specific terms of your option.

BENEFITS: Participation in Progenics' Medical, Dental and other benefit plans that are available for all professional employees.

PERFORMANCE & SALARY REVIEWS: You will receive a performance and salary review at the end of each calendar year beginning 1995.

SEVERANCE TERMS AND CONDITIONS: Please see the attached Severance Terms and Conditions.

RELOCATION ASSISTANCE: The Company will provide relocation assistance up to a maximum of $20,000.00 provided that your relocation is completed within two years of your employment starting date. Specifically, you will be reimbursed, after your relocation is completed, for the reasonable, necessary and documented moving, house hunting trips for your family, storage and closing costs not to exceed $20,000.00 in aggregate.

IMMIGRATION LAW: The Immigration Reform and Control Act of 1986 (IRCA) requires that Progenics, like all employers, verify the employment authorization of every employee hired in order to determine if the individual is LEGALLY AUTHORIZED TO WORK IN THE UNITED STATES. The verification process requires that all new employees complete and sign an Employment Eligibility Verification Form (Form I-9) certifying United States citizenship or authorization to work in the United States. It also requires that employers examine specific documents that the employee must provide within three days of starting work or within twenty days if proof is presented that request has been made to the appropriate agency for the necessary documents.

    I am very pleased to offer you this position, Bob. As I explained, the above offer is contingent on your successful completion of Progenics' pre-employment physical examination, the receipt of documentation in support of your 1993 salary and bonus levels, and your signing of the enclosed statements of basic information about which all new employees ought to be aware. Please review the documents carefully before accepting the position of Vice President of Medical Affairs at Progenics, and call Rob McKinney, Vice President, Finance and Operations if you have any questions or need additional information. Please respond in writing to this offer within two weeks of the date of this letter and I look forward to your joining Progenics on or before October 3, 1994.

Very truly yours,

/s/ Paul J. Maddon

Paul J. Maddon, M.D., Ph.D.
Chairman and CEO
Scientific Director

Encl.

ON HIRE BONUS AGREEMENT

    Attached are three copies of an agreement concerning your on hire bonus which you must sign as a condition of your employment with Progenics. Please fill out, initial where indicated and sign and witness all three copies and return two signed originals to Rob McKinney, Vice President, Finance and Operations. The third copy is for your records.

                               ON HIRE BONUS AGREEMENT

    As part of your compensation package includes an on hire bonus in the amount of $10,000.00. This bonus is being paid to you on the condition that you remain employed with Progenics for at least two years from your employment start date. One twenty-fourth of the bonus amount will be considered earned at the end of each full month if you are still in the employ of Progenics at the end of such period. In the event that your employment is terminated by the Company without cause, the entire bonus will be considered earned at that time.

    If you chose to leave the Company voluntarily prior to your second year anniversary date or if your employment is terminated by Progenics for cause defined as continual failure to perform substantially your duties, conviction of a felony, habitual drunkenness, excessive absenteeism, dishonesty, unauthorized disclosure of confidential information, continuous conflict of interest or any other reason constituting cause under New York or federal law, you agree that the unearned portion of the bonus will become due and payable as of the termination of your employment and that you will repay such amount to Progenics immediately upon termination. You hereby authorize Progenics to set-off such amount of the unearned bonus against any amounts, including wages, which Progenics may then be required to pay you. To ensure that your repayment obligation is fulfilled, to the extent permitted by applicable law, by your signature below you hereby authorize Progenics to withhold such unearned bonus amount from any amounts owed by Progenics to you until you have made such repayment.

I hereby agree to the
foregoing terms and conditions:

/s/ Robert J. Israel              Witness: /s/ Elise Israel
----------------------------              -------------------
Robert J. Israel, M.D.

 157385229                        Date:   9/1/94
----------------------------            ------------------------
Social Security No.

Date:   9/1/94
     ----------------------


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SEVERANCE TERMS AND CONDITIONS

    Attached are three copies of a Severance Terms and Conditions concerning your severance arrangement which you must sign as a condition of your employment with Progenics. Please fill out, initial where indicated and sign and witness all three copies and return two signed originals to Rob McKinney, Vice President, Finance and Operations. The third copy is for your records.

                            SEVERANCE TERMS AND CONDITIONS

    If your employment is terminated by Progenics without cause, you will be entitled to nine (9) months of salary continuation, at your then current salary, during which time the Company will continue to provide medical and dental benefits under its then current plans. If at any time during such severance period you have secured new employment, all salary and benefits continuation will cease. In addition, if your employment is terminated by Progenics without cause, you will immediately vest in the greater of 37,500 of the stock options granted in this package or the number of stock options that has vested at the termination date.

    Progenics' obligation to provide you salary continuation is contingent upon your spending substantially all of your working time in good faith and diligent effort to secure new employment commensurate with your training and experience. You shall provide Progenics, at its request, evidence satisfactory to Progenics that you are so engaged in a job search effort.

    If you chose to leave the Company voluntarily prior to your second year anniversary date or if your employment is terminated by Progenics for cause defined as continual failure to perform substantially your duties, conviction of a felony, habitual drunkenness, excessive absenteeism, dishonesty, unauthorized disclosure of confidential information, continuous conflict of interest or any other reason constituting cause under New York or federal law, you will not be entitled to any severance benefits and all vested and unvested stock options will be immediately forfeited.

    Unless otherwise provided by applicable law, the provision of any severance benefits to you is conditioned on your signing and delivering a severance agreement containing releases and such other usual and customary provisions as Progenics shall deem necessary or appropriate in the circumstances.

I hereby agree to the
foregoing terms and conditions:


/s/ Robert J. Israel                   Witness: /s/Elise Israel
---------------------------------          --------------------
Robert J. Israel, M.D.

 ###-##-####                           Date:   9/1/94
---------------------------------            ------------------
Social Security No.



Date:   9/1/94
    -----------------------------

                     CERTAIN DISCLOSURES ABOUT WORKING CONDITIONS


    During the course of your employment with Progenics you may come in contact with the various chemicals and/or biologics which are used in Progenics' research, development and production activities. You will be expected to comply with the policies and procedures which Progenics may establish from time to time involving safety and security.

    In addition, because of the importance which Progenics places on employee health and safety we want to advise you that there is asbestos present within Progenics' facilities. When we leased our space from Union Carbide we were advised by Union Carbide that asbestos was present in the facility. Information on the location of asbestos is on file at Progenics and will be made available to you upon request. Before moving in we had the premises tested for asbestos and we were informed that no particles of any size or type were detectable by scanning electron microscopy. To prevent disturbance to the asbestos certain areas are kept locked by Progenics and should not be entered by you.

    To acknowledge the foregoing please sign below.

/s/ Robert J. Israel                   Witness: /s/ Elise Israel
--------------------------------               ----------------------
Robert J. Israel, M.D.

--------------------------------       Date:    9/1/94
Social Security No.                         -------------------------

Date:   9/1/94
     --------------------------

                           Progenics Pharmaceuticals, Inc.
                               Old Saw Mill River Road
                                 Tarrytown, NY 10591

EMPLOYEE PATENT ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

Name: Robert J. Israel, M.D.
Employment Date: On or before October 3, 1994

    In consideration of my employment, continued employment and the salary/wages paid to me by Progenics Pharmaceuticals, Inc. or any of its parent, subsidiary or affiliate companies (all hereafter collectively called "PROGENICS") and other good and valuable consideration, I understand and agree to the following provisions for the protection of Progenics' property rights and for the protection of the rights of others who have entrusted Progenics with confidential proprietary information:

    1. DISCLOSURE TO PROGENICS. I agree to disclose fully and promptly to Progenics all proprietary rights (the expression "proprietary rights" means all intellectual and physical work product having actual or potential value to Progenics including inventions, whether or not patentable and whether or not tested or reduced to practice, discoveries, ideas, conceptions, developments, designs, trade secrets, know-how and tangible expressions, whether or not copyrightable, and whether or not relating to human pharmaceutical research and development, molecular biology, virology, immunology, biochemistry, data processing, computer software systems, programs or procedures) developed, conceived, reduced to practice or learned by me solely or jointly with others, at any time during the term of my employment and for a period of two years thereafter and which proprietary rights relate to the actual or anticipated business activities of Progenics, result from, or are suggested by, work which I do for Progenics, are funded in whole or in part by Progenics, or result from any use of premises, equipment or property (tangible or intangible) owned, leased, licensed or contracted for by Progenics. I agree to make and maintain written records of the aforesaid proprietary rights and to submit promptly the same, and supplemental oral disclosure, to my superiors at Progenics.

    2. ASSIGNMENT OF RIGHTS TO PROGENICS. I agree to assign and hereby do assign to Progenics as its exclusive property the entire right, title and interest in and to all proprietary rights embraced by Paragraph 1 above. I further agree to execute all papers, and otherwise to provide all requested assistance, at Progenics' expense, during and subsequent to my employment, to enable Progenics or its nominees to obtain such patents, copyrights and other legal protection as it may desire in any country.

    3. CONFIDENTIALITY. I agree to preserve in confidence, and not to use, to publish, or to otherwise disclose to, either during or subsequent to my employment, without the written permission of Progenics, all confidential proprietary rights or any knowledge, information or materials about the products, services, know-how, research and development, customers, business plans of Progenics or any confidential information about financial matters, marketing, pricing, compensation or any other confidential information of Progenics, its customers, or others from whom Progenics has received information under obligations of confidence (collectively, "CONFIDENTIAL INFORMATION").

    4. TERMINATION OF EMPLOYMENT. In the event of the termination of my employment at Progenics, whether or not such termination is voluntary, I will deliver promptly to my superior at Progenics all documents which relate to the business activities of Progenics, and all materials and things which belong to or have been entrusted by others to Progenics;

    5. CONFIDENTIAL INFORMATION OF OTHERS. I agree not to disclose to
Progenics, or to use in my work at Progenics any confidential information belonging to others, or any prior inventions made by me which Progenics is not entitled to learn of or use. I represent that the inventions identified in the ________ pages I attach hereto constitute all of the unpatented inventions which I have made prior to my employment at Progenics, which inventions shall be excluded from this agreement. (It is only necessary to list the title of such inventions and the purpose thereof.) If there are no such unpatented inventions, employee initial here:_________.

    6. PRIOR AGREEMENTS. I represent that I have attached hereto a copy of any agreement (such as a prior employment agreement) which affects my ability to comply with the terms of this agreement. If there is no such agreement, employee initial here: ______.

    7. MISCELLANEOUS. This agreement shall be binding on my executors, administrators, heirs, legal representatives or assigns, and may not be modified except in writing with the approval of an officer of Progenics. If any provision of this agreement is determined to be illegal or unenforceable, because of the duration thereof or the area or scope covered, I hereby request any court making such determination to reduce the duration, area and/or scope so that in its reduced form such covenant shall be enforceable and I agree that in such event all remaining provisions shall remain in full force and effect.

    8. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed according to the laws of the State of New York applicable to agreements made and to be performed entirely in that state, without reference to any conflict of laws rules or principles.

/s/Robert J. Israel                    Witness: /s/ Elise Israel
----------------------------                    -------------------
Robert J. Israel M.D.
                                       Date:
 ###-##-####                                -----------------------
----------------------------
Social Security No.

Date:   9/1/94
     ---------------------

                           Progenics Pharmaceuticals, Inc.
                               Old Saw Mill River Road
                                 Tarrytown, NY 10591

EMPLOYEE NON-COMPETITION AND NON-SOLICITATION AGREEMENT

Name: Robert J. Israel, M.D.
Employment Date: On or before October 3, 1994

    In consideration of my employment, continued employment and the salary/wages paid to me by Progenics Pharmaceuticals, Inc. or any of its parent, subsidiary or affiliate companies (all hereafter collectively called "PROGENICS") and other good and valuable consideration, I understand and agree to the following provisions:

    1. NON-COMPETITION. To the extent I am or was personally involved in or substantively knowledgeable of confidential Progenics developments, I will not during my employment and for a period of twelve (12) months after termination of my employment with Progenics (whether or not such termination is voluntary) accept a consulting engagement or employment with a competitor of Progenics without written permission from Progenics which permission will not be unreasonably withheld in those instances where such employment or engagement does not involve risk of use or disclosure of Confidential Information. As used herein, the term "Confidential Information" refers to all confidential proprietary rights or any knowledge, information or materials about the products, services, know-how, research and development, customers, business plans of Progenics or any confidential information about financial matters, marketing, pricing, compensation or any other confidential information of Progenics, its customers, or others from whom Progenics has received information under obligations of confidence.

    2. NON-SOLICITATION. During the term of my employment and for a period of two (2) years thereafter I will not solicit or attempt to induce, directly or indirectly, any employee of Progenics to accept a consulting engagement or employment with a competitor of Progenics.

    3. ENFORCEMENT I agree that Progenics would not be fairly compensated by money damages for any breach of this Agreement by me and therefore in the event of a breach or threatened breach of this Agreement Progenics shall be entitled to specific performance, an injunction and other equitable relief in addition to money damages and other legal remedies. I hereby waive any requirement that Progenics post a bond or surety in connection with its attempts to enforce this Agreement.


    4. MISCELLANEOUS. This agreement shall be binding on my executors, administrators, heirs, legal representatives or assigns, and may not be modified except in writing with the approval of an officer of Progenics. If any provision of this agreement is determined to be illegal or unenforceable, because of the duration thereof or the area or scope covered, I hereby request any court making such determination to reduce the duration, area and/or scope so that in its reduced form such covenant shall be enforceable and I agree that in such event all remaining provisions shall remain in full force and effect.

    5. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed according to the laws of the State of New York applicable to agreements made and to be performed entirely in that state, without reference to any conflict of laws rules or principles.

/s/Robert J. Israel                    Witness: /s/ Elise Israel
--------------------------                 ----------------------
Robert J. Israel, M.D.

 ###-##-####                           Date:   9/1/94
--------------------------                  ---------------------
Social Security No.

Date:   9/1/94
     --------------------